UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 2, 2008
Dolan Media Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

706 Second Avenue South, Suite 1200,
Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 317-9420
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The information included in Item 2.01 of this current report regarding the amended and restated services agreement and amendment no. 4 to the amended and restated operating agreement of American Processing Company, LLC is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On September 2, 2008, our majority-owned subsidiary, American Processing Company, LLC (“APC”), closed on the acquisition of National Default Exchange Holdings, LP and affiliated entities (collectively, “NDEx”) under the terms of the equity purchase agreement described under Item 1.01 to our current report on Form 8-K filed on July 28, 2008, which description is incorporated herein by reference.
     As a result of this acquisition, APC owns all of the equity interests of NDEx, which provides mortgage default processing services in Texas, California and Georgia.
     At closing, APC paid $151.0 million in cash, placed $15.0 million in escrow to secure payment of indemnification claims and held back an additional $1.5 million for working capital adjustments. APC also issued to the sellers of NDEx or their designees, as applicable, an aggregate 6.1% interest in APC (the “APC Interests”), which had a fair market value of approximately $11.6 million on July 28, 2008, the date the parties signed the equity purchase agreement. We issued to the sellers of NDEx or their designees, as applicable, 825,528 shares of our common stock, which had a fair market value of $15.9 million based upon the average of the daily last reported closing price for a share of our common stock on the 20 consecutive trading days immediately preceding the signing of the equity purchase agreement through and including July 25, 2008. In addition to the payments and issuance of APC Interests and common stock described above, we may be obligated to pay the sellers of NDEx up to an additional $13.0 million based upon the adjusted EBITDA for NDEx during the first twelve months following the closing of the acquisition. If the adjusted EBITDA for NDEx equals or exceeds $28.0 million during such twelve-month period, we will pay the sellers the maximum $13.0 million earnout payment.
     To fund the acquisition of NDEx, APC made a capital call in which all of its members, except us, declined to participate. This further diluted the minority interests of both APC Investments, LLC and Feiwell & Hannoy, Professional Corporation. After the closing of NDEx, we and the minority members own the following interests in APC:

Percent of Outstanding
Member	Membership Interests of APC
Dolan APC, LLC (our wholly-owned subsidiary)	84.7%
APC Investments, LLC	7.6%
Feiwell & Hannoy, Professional Corporation	1.7%
Sellers of NDEx (as a group)	6.1%
     The sellers of NDEx include Michael C. Barrett, Jacqueline M. Barrett, Mary A. Daffin, Robert F. Frappier, James C. Frappier, Abbe L. Patton and Barry Tiedt, all of whom will also remain employees of NDEx after September 2, 2008. Each of these individuals, except Jacqueline M. Barrett, Abbe L. Patton and Barry Tiedt, are also attorneys for Barrett Daffin Frappier Turner & Engel, LLP.
     In connection with the closing, on September 2, 2008, NDEx amended and restated its services agreement with the Texas law firm, Barrett Daffin Frappier Turner & Engel, LLP (the “Barrett Law Firm”). The services agreement provides for the exclusive referral of residential mortgage default files from the Barrett Law Firm to NDEx for servicing. This agreement has an initial term of twenty-five years, which term may be automatically extended for successive five year periods unless either party elects to terminate the term then-in-effect with prior notice. Under the services agreement, NDEx will be paid a fixed fee for each residential mortgage default file referred by the

Barrett Law Firm to NDEx for servicing, with the amount of such fixed fee being based upon the type of file. In addition, the Barrett Law Firm will pay NDEx a monthly trustee foreclosure administration fee. The amount of such fee is based upon the number of files the Barrett Law Firm has referred to NDEx for processing during the month. NDEx may amend these fees on a quarterly basis during 2009 and on an annual basis beginning in 2010 upon notice to the Barrett Law Firm. However, if the Barrett Law Firm files a timely notice of objection to the proposed amended fees, NDEx and the Barrett Law Firm have agreed to negotiate amended fees that are agreeable to both parties or to retain the existing fees.
     The foregoing description of the amended and restated services agreement is qualified in its entirety by reference to the full text of the amended and restated services agreement that is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     Also, in connection with the closing, APC amended its amended and restated operating agreement to add the sellers of NDEx or their designees as members of APC. Under the terms of this amendment, each of the sellers of NDEx have the right, for a period of six months after September 2, 2012, to require APC to purchase all or any portion of the APC membership interests held by such seller of NDEx. The purchase price of such membership interests will be based on 6.25 times APC’s trailing twelve month earnings before interest, taxes, depreciation and amortization less the aggregate amount of any interest bearing indebtedness outstanding for APC as of the date the repurchase occurs. The aggregate purchase price would be payable by APC in the form of a three-year unsecured note bearing interest at a rate equal to prime plus 2.0%.
     The foregoing description of this amendment is qualified in its entirety by reference to the full text of the amendment that is filed as Exhibit 10.2 hereto and incorporated herein by reference.
     Also, on September 2, 2008, we issued a press release announcing the closing of our acquisition of NDEx and NDEx’s entry into the above-described services agreement and other related matters. A copy of the press release is attached hereto as Exhibit 99.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On September 2, 2008, we drew down $99.0 million in principal amount under our $200 million credit facility that was established pursuant to our second amended and restated credit agreement with U.S. Bank National Association, as agent, and the other banks party to the credit agreement, as amended. This principal amount will initially bear interest at a rate of LIBOR plus 3.0% per year. The full amount is a revolving loan under our credit facility. We used approximately $2.0 million to fund part of our capital contribution to APC described above. We loaned the remaining $97.0 million to APC, which was used to fund, in part, the acquisition of NDEx.
     After taking into account this draw down under the revolving credit facility and the senior leverage ratio requirements under the credit agreement, as of September 2, 2008, we and our subsidiaries have (1) an aggregate amount of approximately $72.2 million in term loans and $99.0 million in revolving loans outstanding under the credit facility and (2) available capacity of approximately $26.0 million under the credit facility. The terms of the credit facility require us to convert at least $25.0 million of the revolving loans outstanding under the credit facility to term loans during the thirty business days following September 2, 2008. Therefore, we intend to convert at least $25.0 million of our revolving loans to term loans at some time during this thirty business day period; however we have not yet determined the specific amount of the revolving loans we will convert. The term loans, including those issued upon this conversion, have a final maturity date of August 8, 2014.
     The credit agreement is described under Item 1.01 in our current report on Form 8-K filed on August 13, 2007, which description is incorporated by reference herein. Such description is also qualified by reference to the full text of the credit agreement, which was filed as Exhibit 10.1 to such previously filed Form 8-K. The credit agreement was amended by a first amendment dated July 28, 2008, which is described under Item 1.01 in our current report on Form 8-K filed on July 28, 2008, which description is incorporated by reference herein. Such description is also qualified by reference to the full text of the first amendment, which was filed as Exhibit 10.2 to such previously filed Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities
     The information included in Item 1.01 of our Form 8-K filed with the Securities and Exchange Commission on July 28, 2008 regarding the equity purchase agreement we entered into to purchase NDEx and the information included in Item 2.01 above are incorporated herein by reference.
     At closing of the NDEx acquisition, we issued 825,528 unregistered shares of our common stock to the sellers of NDEx or their designees, as applicable, each of whom represented to us that he, she or it was an “accredited investor” within the meaning of Rule 501 of the Securities Act of 1933. We issued the shares in partial consideration for our acquisition of NDEx as described in Item 2.01 above. Each of the sellers of NDEx further agreed that he, she or it was acquiring the shares for investment purposes only and not with a present intention for distributing the shares. The sellers of NDEx had adequate access to information about us. We affixed a restrictive legend to the distribution statements evidencing the shares. This restrictive legend bars any resale of the shares without registration or an exemption under the Act. In issuing the shares, we relied upon Rule 506 of the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements. We will file the financial statements relating to our acquisition of NDEx described under Item 2.01 above that are required by Item 9.01(a) of Form 8-K by amendment to this current report on Form 8-K not later than November 16, 2008 (71 calendar days after the due date of this current report on Form 8-K).

(b)	Pro Forma Financial Information. We will file the pro forma financial information relating to our acquisition of NDEx described under Item 2.01 above that are required by Item 9.01(b) of Form 8-K by amendment to this current report on Form 8-K not later than November 16, 2008 (71 calendar days after the due date of this current report on Form 8-K).

(c)	Not applicable.

(d)	Exhibits

Exhibit
Number	Description of Exhibits
10.1*	Amended and Restated Services Agreement dated September 2, 2008 by and between National Default Exchange, LP and Barrett Daffin Frappier Turner & Engel, LLP

10.2	Amendment No. 4 to the Amended and Restated Operating Agreement of American Processing Company, LLC

99.1	Press Release of Company dated September 2, 2008

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been separately filed with the Securities and Exchange Commission

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Scott J. Pollei
	Name:	Scott J. Pollei
Its: Executive Vice President and Chief Financial Officer

Dated: September 2, 2008

7

Exhibit Index

Exhibit
Number	Description of Exhibits
10.1*	Amended and Restated Services Agreement dated September 2, 2008 by and between National Default Exchange, LP and Barrett Daffin Frappier Turner & Engel, LLP

10.2	Amendment No. 4 to the Amended and Restated Operating Agreement of American Processing Company, LLC

99.1	Press Release of Company dated September 2, 2008

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been separately filed with the Securities and Exchange Commission